Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 4

AMENDMENT NO. 4, dated as of June 29, 2018 (this “Amendment”), relating to that certain Fourth Amended and Restated Credit Agreement, entered into as of April 22, 2014 (as amended by that certain Amendment No. 1 dated as of March 30, 2016, as further amended by that certain Amendment No. 2 dated as of October 4, 2016, as further amended by that certain Amendment No. 3 dated as of April 13, 2017, and as further amended from time to time prior to the Amendment No. 4 Effective Date, the “Existing Credit Agreement”), among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Diemen, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Existing Credit Agreement as amended hereby is referred to as the “Amended Credit Agreement”. JPMorgan Chase Bank, N.A. is referred to as the “Lead Arranger”.

PRELIMINARY STATEMENTS

WHEREAS, Nielsen desires to amend the Existing Credit Agreement to make certain changes set forth herein.

WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Existing Credit Agreement, unless such term is only defined in the Amended Credit Agreement, in which case it shall have the meaning assigned to such term in the Amended Credit Agreement (unless otherwise indicated herein). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Amendment No. 4 Effective Date (as defined in Section 4 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. With effect from the Amendment No. 4 Effective Date, Section 2.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Nielsen may (and TNC or NHF may, in the case of clause (b)) at any time or from time to time after the Pushdown Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the

Revolving Credit Commitments of any Facility or the addition of a new Revolving Credit Facility to be provided to the Canadian Borrower (each such increase or new Revolving Credit Facility, a “Revolving Commitment Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist (provided that, any such request or Incremental Amendment made in connection with a Permitted Acquisition or other Investment permitted under Section 7.02 shall require only that no Event of Default under Section 8.01(a), (f) or (g) shall exist at such time) and (ii) unless otherwise waived by the Required Class Lenders with respect to the Tranche A Revolving Credit Facility and Class A Term Loans, Nielsen shall be in compliance with the covenant set forth in Section 7.11 determined on a Pro Forma Basis as of the date of such Incremental Term Loan or Revolving Commitment Increase and the last day of the most recently ended Test Period, in each case, as if such Incremental Term Loans or Revolving Commitment Increases, as applicable, had been outstanding on the last day of such fiscal quarter of Nielsen for testing compliance therewith. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases (other than, for the avoidance of doubt, those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.16) shall not exceed at the time of issuance or incurrence, the Maximum Incremental Facilities Amount on a Pro Forma Basis. The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Class B-4 Term Loans; provided, however, that Incremental Term Loans may have an earlier maturity than the Maturity Date of the Class B-4 Term Loans, solely if such Incremental Term Loans are in the form of additional Class A Term Loans, (c) except as set forth above, shall be treated substantially the same as the Class A Term Loans, Class B-2 Euro Term Loans or Class B-4 Term Loans, as applicable (in each case, including with respect to mandatory and voluntary prepayments) and (d) the Applicable Rate for the Incremental Term Loans shall be determined by Nielsen and the applicable new Lenders; provided, however, that (i) the interest rate margins for the Incremental Term Loans (other than Class A Term Loans) shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Dollar Term Loans (other than Class A Term Loans) (or Class B-2 Euro Term Loans if such Incremental Term Loans are denominated in Euros) plus 50 basis points (and the interest rate margins applicable to the Dollar Term Loans (other than Class A Term Loans) or Class B-2 Euro Term Loans, as applicable, shall be increased to the extent necessary to achieve the foregoing) and (ii) solely for purposes of the foregoing clause (i), the interest rate margins applicable to any Term Loans or Incremental Term Loans shall be deemed to include all upfront or similar fees or original issue discount payable generally to Lenders providing such Term Loans or such Incremental Term Loans based on an assumed four-year life to maturity), provided that (i) except as provided herein, the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (ii) the amortization schedule applicable to the Incremental Term Loans shall be determined by Nielsen and the lenders thereof. Other than with respect to interest rates and related terms with respect to Loans denominated in Canadian Dollars, and other than with respect to borrowing mechanics and operational matters, the terms of any new Revolving Credit Facility to be provided to the Canadian Borrower shall be identical to those of the Revolving Credit Facilities and any collateral securing such new facility shall be shared with the Secured Parties pursuant to customary arrangements and customary limitations (including with respect to adverse tax consequences). Each notice from Nielsen, TNC or NHF pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial

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institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender (other than a Revolving Commitment Increase to be provided to the Canadian Borrower), an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Nielsen (and, in the case of a Revolving Commitment Increase, any other relevant Borrowers or the Canadian Borrower, as applicable), each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Borrowers, Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrowers (or the Canadian Borrower, as applicable), to effect the provisions of this Section 2.14. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrowers (or the Canadian Borrower, as applicable) will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Tranche A Revolving Credit Facility, each Tranche A Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Tranche A Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Tranche A Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Tranche A Revolving Credit Commitments of all Tranche A Revolving Credit Lenders represented by such Revolving Credit Lender’s Tranche A Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the applicable Replacement Facilities (as defined below) to permit (i) the replacement of any Class or tranche of Revolving Credit Facilities and the refinancing of any Loans or other extensions of credit outstanding thereunder (“Refinanced Revolving Credit

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Facilities”) with one or more replacement revolving credit facilities (each, a “Replacement Revolving Credit Facility”) and (ii) the refinancing of any Class or tranche of Term Loans (“Refinanced Term Loan Facilities” and, together with any Refinanced Revolving Credit Facilities, the “Refinanced Facilities”) with one or more replacement term loan facilities (“Replacement Term Loan Facilities” and, together with any Replacement Revolving Credit Facilities, the “Replacement Facilities”) hereunder, and the aggregate principal amount of any Replacement Facility may, at Nielsen’s election, be greater than or less than the aggregate principal amount of the applicable Refinanced Facility so long as (x) the aggregate principal amount of such Replacement Facility in excess of (y) the aggregate principal amount of the applicable Refinanced Facility, plus other amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and replacement, does not exceed the Maximum Incremental Facilities Amount; provided that (a) (i) solely with respect to any Replacement Term Loan Facility (other than any Replacement Term Loan Facility consisting of Class A Term Loans) in an aggregate principal amount exceeding the aggregate principal amount of the applicable Refinanced Term Loan Facility, plus other amounts paid, and fees and expenses reasonably incurred, in connection with the applicable refinancing and replacement, interest rate margins for the Loans under such Replacement Term Loan Facility shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Dollar Term Loans (other than Class A Term Loans) (or Class B-2 Euro Term Loans if Loans under such Replacement Term Loan Facility are denominated in Euros) plus 50 basis points (and the interest rate margins applicable to the Dollar Term Loans (other than Class A Term Loans) or Class B-2 Euro Term Loans, as applicable, shall be increased to the extent necessary to achieve the foregoing) and (ii) solely for purposes of the foregoing clause (i), the interest rate margins applicable to any Term Loans or Loans under any Replacement Term Loan Facility shall be deemed to include all upfront or similar fees or original issue discount payable generally to Lenders providing such Term Loans or Loans under such Replacement Term Loan Facility on an assumed four-year life to maturity, (b) each Replacement Facility has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of, the applicable Refinanced Facility at the time of such refinancing and (c) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s providing the applicable Replacement Facilities if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender.

(c) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.”

SECTION 3. Representations. Each Loan Party, represents and warrants that (i) the representations and warranties set forth in Article V of the Existing Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to those representations and warranties that are already qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, with respect to those representations and warranties that are already qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date and (ii) no Default or Event of Default exists (x) on the Amendment No. 4 Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Amendment No. 4 Effective Date contemplated hereby and (y) on the Amendment No. 4 Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Amendment No. 4 Effective Date contemplated hereby.

SECTION 4. Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date (the “Amendment No. 4 Effective Date”) when, and only when, each of the following conditions shall have been satisfied:

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(a) Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party and the Required Lenders, a counterpart of this Amendment signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b) Representations. The representations and warranties set forth in Section 3 shall be true and correct as of the Amendment No. 4 Effective Date.

(c) No Default. No Default shall have occurred and be continuing under the Existing Credit Agreement and the Administrative Agent shall have received an officer’s certificate to such effect.

(d) USA Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(e) Expenses. The Lead Arranger shall have received all fees and all reasonable and documented out-of-pocket expenses (including reasonable expenses of counsel) to the extent invoiced, in each case, due and payable by Nielsen on or prior to the Amendment No. 4 Effective Date.

SECTION 5. Certain Consequences of Effectiveness.

(a) On and after the Amendment No. 4 Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment No. 4 Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document. Without limiting the foregoing, (i) each Loan Party hereby confirms in favor of the Secured Parties that on and as from the Amendment No. 4 Effective Date its liabilities and obligations under the Amended Credit Agreement form part of (but do not limit) the “Indebtedness,” “Secured Obligations,” “Secured Liabilities” and “Liabilities” (as the case may be) as defined in the Collateral Documents to which that Loan Party is a party (or any equivalent definition thereof), (ii) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (iii) each Guarantor hereby confirms and ratifies its obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under and as defined in the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

SECTION 6. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

NIELSEN HOLDING AND FINANCE B.V.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

TNC (US) HOLDINGS, INC.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Proxy

[Nielsen Finance LLC—Amendment No. 4 to Fourth Amended and Restated Credit Agreement]

A.C. NIELSEN (ARGENTINA) S.A.

A.C. NIELSEN COMPANY, LLC

ACN HOLDINGS INC.

ACNIELSEN CORPORATION

ACNIELSEN ERATINGS.COM

AFFINNOVA, INC.

ART HOLDING, L.L.C.

ATHENIAN LEASING CORPORATION

CZT/ACN TRADEMARKS, L.L.C.

EXELATE, INC.

GRACENOTE, INC.

GRACENOTE DIGITAL VENTURES, LLC

GRACENOTE MEDIA SERVICES, LLC

NETRATINGS, LLC

NIELSEN AUDIO, INC.

NIELSEN CONSUMER INSIGHTS, INC.

NIELSEN CONSUMER NEUROSCIENCE, INC.

NIELSEN FINANCE CO.

NIELSEN INTERNATIONAL HOLDINGS, INC.

NIELSEN MOBILE, LLC

NMR INVESTING I, INC.

THE CAMBRIDGE GROUP, INC.

THE NIELSEN COMPANY (US), LLC

VIZU CORPORATION

VNU MARKETING INFORMATION, INC.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

NIELSEN UK FINANCE I, LLC

By:	/s/ William C. Bradley
Name: William C. Bradley Title: Authorized Signatory

[Nielsen Finance LLC—Amendment Agreement]

NMR LICENSING ASSOCIATES, L.P., a limited partnership

By:	NMR INVESTING I, INC., its general partner

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

RSMG INSIGHTS COÖPERATIEF U.A. RUGBY ACQUISITION B.V. THE NIELSEN COMPANY B.V.

VNU INTERNATIONAL B.V.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Proxy

[Nielsen Finance LLC—Amendment Agreement]

SIGNED AND DELIVERED AS A DEED for and on behalf of NIELSEN FINANCE IRELAND LIMITED by its lawfully appointed attorney WILLIAM C. BRADLEY in the presence of:-

/s/ William C. Bradley
William C. Bradley

/s/ Jennifer Meschewski
(Witness’ Signature)

Jennifer Meschewski
(Witness’ Name)

c/o Nielsen, 40 Danbury Rd, Wilton, CT
(Witness’ Address)

Attorney
(Witness’ Occupation)

[Nielsen Finance LLC—Amendment Agreement]

SIGNED AND DELIVERED AS A DEED for and on behalf of THE NIELSEN COMPANY FINANCE (IRELAND) DESIGNATED ACTIVITY COMPANY by its lawfully appointed attorney WILLIAM C. BRADLEY in the presence of:-

/s/ William C. Bradley
William C. Bradley

/s/ Jennifer Meschewski
(Witness’ Signature)

Jennifer Meschewski
(Witness’ Name)

c/o Nielsen, 40 Danbury Rd, Wilton, CT
(Witness’ Address)

Attorney
(Witness’ Occupation)

[Nielsen Finance LLC—Amendment Agreement]

SIGNED AND DELIVERED AS A DEED for and on behalf of

NIELSEN FINANCE HOLDINGS IRELAND LIMITED

by its lawfully appointed attorney

WILLIAM C. BRADLEY

in the presence of:-

/s/ William C. Bradley
William C. Bradley

/s/ Jennifer Meschewski
(Witness’ Signature)

Jennifer Meschewski
(Witness’ Name)

c/o Nielsen, 40 Danbury Rd, Wilton, CT
(Witness’ Address)

Attorney
(Witness’ Occupation)

[Nielsen Finance LLC—Amendment Agreement]

NIELSEN LUXEMBOURG S.À R.L.

a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg with its registered office at 22, rue Jean-Pierre Brasseur, L-1258 Luxembourg and registered with the Luxembourg trade and companies register under number B181101.

Duly represented by:

/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

[Nielsen Finance LLC—Amendment Agreement]

NIELSEN HOLDINGS LUXEMBOURG S.À R.L.

a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg with its registered office at 22, rue Jean-Pierre Brasseur, L-1258 Luxembourg and registered with the Luxembourg trade and companies register under number B218244.

Duly represented by:

/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

[Nielsen Finance LLC—Amendment Agreement]

THE NIELSEN COMPANY (LUXEMBOURG)

S.À R.L.

a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg with its registered office at 22, rue Jean-Pierre Brasseur, L-2453 Luxembourg and registered with the Luxembourg trade and companies register under number B155591.

Duly represented by:

/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

[Nielsen Finance LLC—Amendment Agreement]

CITIBANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Cesar Wyszomirski
Name: Cesar Wyszomirski
Title: Director

[Nielsen Finance LLC—Amendment No. 4 to Fourth Amended and Restated Credit Agreement]

[Lenders signatures are on file with the Administrative Agent]

[Nielsen Finance LLC—Amendment No. 4 to Fourth Amended and Restated Credit Agreement]